UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2007

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors; Election of Directors.

On November 9, 2007, the Board of Directors of Z Trim Holdings, Inc. (the “Company”) accepted the resignation of David Lansky from the Board.

On November 14, 2007, Michael Donahue accepted an appointment by the Board of Directors to fill the vacancy created by Dr. Lansky’s departure.

In connection with his service on the Board, Mr. Donahue will receive an option under the Company's 2004 Stock Equity Plan to purchase 100,000 shares of the Company's common stock with an exercise price equal to the market price of the Company's common stock as of the date of Mr. Donahue’s acceptance of his appointment.

Item 5.03                     Amendment to Bylaws

On November 14, 2007, the Company’s board of directors amended its bylaws to change the number of seats on the Board from eight to seven.  All seven seats will be open for election at the Company’s annual meeting of shareholders next month, the exact date of which the Company intends to announce shortly.

Item 7.01                     Regulation FD Disclosure

On November 15, 2007 the Company issued a press release reporting the matters described herein.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.                    Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

3(ii)	Amendment to Bylaws

99	Press Release dated November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

Date: November 15, 2007	By:	/s/ Steven J. Cohen
Name: Steven J. Cohen
Title: President

INDEX TO EXHIBITS

No.	Description

3(ii)	Amendment to Bylaws

99	Press Release dated November 15, 2007